Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	State or Country of Organization
A.F.P. Pty Ltd[1]	Australia
AAC Holdings Company[1]	Delaware
ACAP Australia Pty Ltd[1]	Australia
Alcoa (Barbados) Holding Srl	Barbados
Alcoa (Beijing) Trading Company Ltd.	China
Alcoa - Aluminerie De Deschambault L.P.	Canada
Alcoa a Islandi ehf	Iceland
Alcoa Allowance Management Inc.	Delaware
Alcoa Aluminio S.A.	Brazil
Alcoa Asia Limited	Delaware
Alcoa Australian Holdings Pty Ltd	Australia
Alcoa Business Park LLC	Delaware
Alcoa Canada Co.	Canada
Alcoa Canada Energy Investment Co.	Canada
Alcoa Canada Holding Co.	Canada
Alcoa Canada IK Services Ltd.	Canada
Alcoa Canada - Foreign Investment Company	Canada
Alcoa Caribbean Alumina Holdings, L.L.C.	Delaware
Alcoa Deschambault Ltd.	Canada
Alcoa DiMarc Inc.	Delaware
Alcoa Do Brasil - Industria E Comercio Limitada	Brazil
Alcoa Energy Holdings Australia Pty Ltd[1]	Australia
Alcoa Energy Management Australia Pty Ltd[1]	Australia
Alcoa Energy Services, Inc.	Delaware
Alcoa European Financing LLC	Delaware
Alcoa Fjardaal sf	Iceland
Alcoa Fuels, Inc.	Indiana
Alcoa Guinea, S.A. Avec A.G.[1]	Guinea
Alcoa Holland B.V.	Netherlands
Alcoa IK Services Inc.	Delaware
Alcoa Inespal Aviles, SL	Spain
Alcoa Inespal Coruna, SL	Spain
Alcoa Inespal, SL	Spain
Alcoa International Management Services Company Limited	Ireland
Alcoa Materials Management, Inc.	Delaware
Alcoa Nederland Holding B.V.	Netherlands
Alcoa Norway ANS	Norway
Alcoa of Australia Limited[1]	Australia
Alcoa Portland Aluminium Pty Ltd[1]	Australia
Alcoa Power Generating Inc.[2]	Tennessee
Alcoa Power Marketing LLC	Delaware
Alcoa Recycling Company, Inc.	Delaware
Alcoa Remediation Management LLC	Delaware
Alcoa Saudi Limited[1]	Hong Kong
Alcoa Saudi Rolling Inversiones S.L.	Spain
Alcoa Saudi Smelting Inversiones S.L.	Spain

Name	State or Country of Organization
Alcoa Servizi S.r.l.	Italy
Alcoa Shared Services Hungary Kft.	Hungary
Alcoa Singapore Trading Pte. Ltd.	Singapore
Alcoa South Carolina, Inc.	Delaware
Alcoa Steamship Company, Inc.[1]	New York
Alcoa Technical Center LLC	Delaware
Alcoa Trasformazioni S.r.l.	Italy
Alcoa Treasury S.a.r.l.	Luxembourg
Alcoa Trinidad Unlimited	Trinidad and Tobago
Alcoa USA Corp.	Delaware
Alcoa USA Holding Company	Delaware
Alcoa Warrick LLC	Delaware
Alcoa Warrick M&E, G.P.	Indiana
Alcoa Wenatchee LLC	Delaware
Alcoa Wolinbec Company	Canada
Alcoa World Alumina LLC[1,3]	Delaware
Alcoa World Alumina Brasil Ltda.[1]	Brazil
AWA Saudi Limited[1]	Hong Kong
Alcoa-Lauralco Management Company	Canada
Alumina Espanola, S.A.[1]	Spain
Aluminerie Lauralco S.a.r.l.	Luxembourg
Aluminio Espanol, S.L.U.	Spain
Aluminum Company of America	Delaware
Alusud Uruguay S.r.l.	Uruguay
ASC Alumina, Inc.	Delaware
Badin Business Park LLC	Delaware
Companhia Geral De Minas	Brazil
Discovery Aluminas, Inc.[1]	Louisiana
Eastalco Aluminum Company	Delaware
Eastern Aluminium (Portland) Pty Ltd[1]	Australia
Eastern Aluminium Pty Ltd[1]	Australia
Enterprise Partnership[1]	Australia
Estreito Energia S.A.	Brazil
Gevoy S.A.	Uruguay
Grupiara Participacoes S.A.	Brazil
Hedges Gold Pty Ltd[1]	Australia
Info - Kind Limited	Hong Kong
Intalco Aluminum Co.	Canada
Intalco Aluminum LLC	Delaware
Laqmar Quebec Company	Canada
Laqmar Quebec G.P./Laqmar Quebec S.E.N.C.	Canada
Lib-Ore Steamship Company, Inc.[1]	Liberia
Luxcoa S.a.r.l.	Luxembourg
Matapu Sociedade De Mineracao Ltda.[1]	Brazil
Mineracao Sao Jorge Ltda.[1]	Brazil
Murdstone Pty Ltd	Australia
New Eastwick Corporation	Pennsylvania
Norsk Alcoa AS	Norway
Norsk Alcoa Holding AS	Norway
Norsk Alcoa Smelting AS	Norway
Northwest Alloys, Inc.	Delaware

Name	State or Country of Organization
Novo Horizonte Desenvolvimento Imobiliario Ltda.	Brazil
N.V. Alcoa Minerals of Suriname[1]	Netherlands
Point Comfort Water Company[1]	Texas
Presidential Development Corporation	New York
RB Sales Company, Limited	Delaware
Reydaral ehf	Iceland
Reynolds Becancour, Inc.	Delaware
Reynolds Foreign Sales, Inc.	Panama
Reynolds Metals Company, LLC	Delaware
Reynolds Metals Development Company	Delaware
Reynolds Metals Exploration, Inc.	Delaware
Reynolds Overseas Corporation	Panama
RMC Delaware, LLC	Delaware
RMC Properties LLC	Delaware
Saint George Insurance Company	Vermont
St. Croix Alumina, L.L.C.[1]	Delaware
Suriname Aluminum Company, L.L.C.[1]	Delaware
Wollaw Pty Ltd	Australia

1	Owned directly or indirectly 60% by Alcoa Corporation and 40% by Alumina Limited.
2	Registered to do business in Tennessee under the name APG Trading and the name Tapoco and in Washington under the name of Colockum.
3	Registered to do business in Pennsylvania and Texas under the name of Alcoa World Chemicals.